EXHIBIT 99.2

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This Amendment to Agreement and Plan of Merger ("AMENDMENT") is entered into as of February , 2000 by and among AT&T Corp. ("PARENT"), a New York corporation, AT&T Latin America Corp. ("RV"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc.("MERGER SUB"), a Delaware corporation, and FirstCom Corporation (the "COMPANY"), a Texas Corporation.

                                    RECITALS

         A. Parent, RV, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (the "MERGER AGREEMENT").

         B. Each of Parent and the Company desire to extend the date on which either of them may terminate the Merger Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

         2. EXTENSION OF DATE. The date of April 30, 2000 appearing in clause
(i) of Section 6.1(b) of the Merger Agreement is hereby amended to read "May 31, 2000."

         3. NO OTHER AMENDMENT OR MODIFICATION. The Merger Agreement shall remain in full force and effect except as expressly amended or modified hereby.

         4. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         5. EFFECTIVENESS. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                   AT&T Corp.

                           By:  /s/ John Haigh
                                ----------------------------------
                                 Name:  John Haigh
                                 Title: Vice President


                           AT&T Latin America Corp.


                           By:  /s/ John Haigh
                                ----------------------------------
                                 Name:  John Haigh
                                 Title: President


                           Frantis, Inc.


                           By:  /s/ Fred Di Blasio
                                ----------------------------------
                                Name:  Fred Di Blasio
                                Title: President


                           FirstCom Corporation

                           By:  /s/ PATRICIO E. NORTHLAND
                                ----------------------------------
                                Name:  Patricio E. Northland
                                Title: President and Chief Executive Officer

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